UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 12, 2010 (April 8, 2010)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51435	20-2535684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURES

Item 7.01 Regulation FD Disclosure.
     Superior Well Services, Inc. (the “Company”) received a $34.6 million federal income tax refund which was used to repay a portion of the Company’s borrowings under its credit facility (the “Credit Facility”). In accordance with the previously filed amendment to the credit agreement dated December 21, 2009, the receipt of the federal income tax refund reduced the total capacity of the Credit Facility by $25.0 million to $75.0 million on April 8, 2010.
     In accordance with General Instruction B.2. of Form 8-K and the Securities and Exchange Commission Release No. 33-8176, the above information is being furnished under Item 7.01 of Form 8-K and shall not deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: April 12, 2010